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                                                                    Exhibit 21.1

                     Subsidiaries of Metavante Corporation
                     -------------------------------------
                              (As of July 1, 2000)


                                              State or Other Jurisdiction of
Name                                          Incorporation or Organization
-----                                         ------------------------------

M&I Asia Pacific, Inc.                                 Malaysia
M&I EastPoint Technology, Inc.                         New Hampshire
Customers Forever, LLC                                 Wisconsin